UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 22, 2009

K-V Pharmaceutical Company
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9601 (Commission File Number)	43-0618919 (IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO (Address of Principal Executive Offices)	63044 (Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 22, 2009, the Board of Directors of K-V Pharmaceutical Company (the “Company”) approved two forms of indemnification agreement (the “Form Agreements”). One form is intended to be entered into with the Company’s Interim Chief Executive Officer, and the other form is intended to be entered into with certain of the Company’s other executive officers.
The Form Agreements supplement existing indemnification provisions of the Company’s By-laws and, in general, provide for indemnification to the fullest extent permitted by Delaware law, subject to the exceptions, terms and conditions provided in the Form Agreements. The Form Agreements provide, among other things, that the Company will advance to the indemnified person, if requested by the indemnified person, expenses incurred in connection with any proceeding arising out of such indemnified person’s service to the Company, subject to the conditions set forth in the Form Agreements, including reimbursement by the indemnified person should a final judicial determination be made that indemnification is not available under applicable law.
The foregoing description of the Form Agreements does not purport to be complete and is qualified in its entirety by reference to the Form Agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Interim Chief Executive Officer *

10.2	Form of Indemnification Agreement for Certain Executive Officers *

*	Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company
By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: December 28, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement for Interim Chief Executive Officer *

10.2	Form of Indemnification Agreement for Certain Executive Officers *

*	Filed herewith